UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 30, 2010

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 30, 2010, New Ulm Telecom, Inc. (“New Ulm”) entered into an Asset Purchase Agreement under which, subject to the satisfaction or waiver of the conditions in the agreement, New Ulm will acquire all of the assets of the cable television system in and around Glencoe, Minnesota from Midcontinent Communications (“MIDCO”).

The proposed transaction is subject to customary closing conditions and regulatory approvals, and approval by MIDCO partners. The transaction has been unanimously approved by the Board of Directors of New Ulm and is expected to close in the second quarter of 2010. New Ulm is funding the purchase from cash on hand.

Additional information regarding this transaction will be included in New Ulm’s Form 10-Q for the quarter ended March 31, 2010, which will be filed with the Securities and Exchange Commission on or before May 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: March 30, 2010	By:	/s/ Bill Otis
Bill Otis President and Chief Executive Officer